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      EXHIBIT 23.2      CONSENT OF DELOITTE & TOUCHE  LLP



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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of South Jersey Financial Corporation, Inc. on Form S-8 of our report dated January 28, 2000 (March 15, 2000 as to Note 17), appearing in the Annual Report on Form 10-KSB of South Jersey Financial Corporation, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
April 11, 2000